UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

Emisphere Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON June 24, 2009
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
DIRECTORS AND EXECUTIVE OFFICERS
ELECTION OF DIRECTORS
DIRECTOR COMPENSATION TABLE -- 2008
SECURITIES AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY PLANS
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
COMMON STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS AND PRINCIPAL HOLDERS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
INDEPENDENT AUDITOR FEES
COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION TABLE -- 2008 and 2007
GRANTS OF PLAN-BASED AWARDS -- 2008
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END -- 2008
OPTION EXERCISES AND STOCK VESTED -- 2008
TRANSACTIONS WITH EXECUTIVE OFFICERS AND DIRECTORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RELATED PARTY TRANSACTION APPROVAL POLICY
PROPOSAL 1: ELECTION OF DIRECTORS (Item #1 on the Proxy Card)
PROPOSALS OF STOCKHOLDERS FOR 2010 ANNUAL MEETING
OTHER BUSINESS

EMISPHERE TECHNOLOGIES, INC.

240 Cedar Knolls Road
Suite 200
Cedar Knolls, NJ 07927

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON June 24, 2009

Cedar Knolls, NJ
May 29, 2009

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Emisphere Technologies, Inc., a Delaware corporation (the “Company” or “Emisphere”), to be held on Wednesday, June 24, 2009 at 10 a.m., Eastern Daylight Time, at the Park Avenue Club located at 184 Park Avenue, Florham Park, New Jersey for the following purposes:

1.	To consider the election of two members of the Board of Directors for a term expiring at the third succeeding annual meeting of stockholders after their election;

2.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

In addition, at the Annual Meeting, the Company’s management will discuss the Company’s 2008 performance and its current activities.

Only those stockholders of record at the close of business on Tuesday, May 19, 2009 will be entitled to receive notice of, and vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder during the ten (10) days prior to the Annual Meeting at our principal offices located at 240 Cedar Knolls Road, Suite 200, Cedar Knolls, NJ 07927.

The Board of Directors appreciates and encourages stockholder participation in our Annual Meeting and looks forward to your attendance. It is important that your shares be represented, whether or not you choose to attend the meeting. Registered stockholders can vote their shares (a) via the Internet or (b) by using a toll-free telephone number or (c) by promptly completing, signing, dating and mailing a proxy card using the enclosed envelope; or (d) by voting your shares at the meeting in person. Instructions for using these convenient services appear on the notice mailed to shareholders of record, as well as on the Internet and on the proxy card. Proxy votes are tabulated by an independent agent appointed by the Company and reported at the Annual Meeting. You may revoke your proxy at any time prior to its exercise. Your prompt attention to the proxy will be of assistance in preparing for the Annual Meeting. Your cooperation related to this matter is appreciated.

By order of the Board of Directors,

Michael V. Novinski
President and Chief Executive Officer

EMISPHERE TECHNOLOGIES, INC.

240 Cedar Knolls Road
Suite 200
Cedar Knolls, NJ 07927

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of this Proxy Statement?

This Proxy Statement (the “Proxy Statement”) and the Proxy Card (the “Proxy Card”) are made available and furnished to all stockholders of record of Emisphere Technologies, Inc., which we sometimes refer to as the “Company” or “Emisphere,” as of the close of business on May 19, 2009 in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Stockholders on Wednesday, June 24, 2009 (the “Annual Meeting”).

This Proxy Statement and form of Proxy will be available to be mailed to stockholders at their request on or about May 29, 2009. It will also be available for review on the Internet. The information included in the Proxy Statement relates to the proposal to be voted on at the Annual Meeting, the voting process, the compensation for directors and our most highly paid executive officers, and other required information. Copies of our 2008 Annual Report to Stockholders and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “2008 Fiscal Year”) are also available on the Internet and will be mailed at the request of a shareholder with a copy of this Proxy Statement, but are not incorporated herein by reference and should not be deemed to be part of the Proxy Statement.

Who can attend the Annual Meeting and who is entitled to vote?

All stockholders of the Company as of May 19, 2009 (the “Record Date”), their authorized representatives and guests of Emisphere will be able to attend the Annual Meeting.

All holders of record of Emisphere’s common stock, $0.01 par value per share, which we sometimes refer to as “Common Stock,” on the Record Date will be entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter properly brought before the meeting.

What proposals will be voted upon at the Annual Meeting?

The Annual Meeting has been called to consider and take action on the following items:

1.	The election of the Director Nominees Franklin M. Berger and John D. Harkey, Jr. as directors for a term expiring at the third succeeding annual meeting of stockholders after their election (Class I Directors); and

2.	The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

What are the Board of Directors’ voting recommendations with respect to the proposals to be voted at the Annual Meeting?

The Board of Directors recommends a vote:

•	“FOR” the election of the Class I Director Nominees as directors for the term expiring at the third succeeding annual meeting of stockholders after their election.

If any other matter is properly presented at the Annual Meeting or any adjournments or postponements thereof, your proxy will be voted in accordance with the discretion of the person holding the proxy. At the time this Proxy Statement went to press, Emisphere knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.

How do I vote in person?

If you plan to attend the Annual Meeting on June 24, 2009, please bring proof of identification and the enclosed Proxy Card. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a power of attorney executed by the broker, bank or other nominee that owns the shares of record for your benefit, authorizing you to vote the shares.

How do I vote by proxy?

If you are a registered holder as of the Record Date, you can vote your proxy via the Internet, by telephone, by mail or in person at the Annual Meeting on June 24, 2009.

If you are a beneficial stockholder, you have the right to direct your broker or nominee on how to vote your shares. You should complete a voting instruction card which your broker or nominee is obligated to provide you. If you wish to vote in person at the Annual Meeting, you must first obtain from the record holder a proxy issued in your name.

How do I vote via the Internet?

If you wish to vote via the Internet, follow the Internet voting instructions enclosed with the Notice of Internet Availability. A control number, located on the mailing, is designated to verify your identity and allow you to vote the shares and confirm that the voting instructions have been recorded properly.

How do I vote via telephone?

If you wish to vote via telephone, use the toll-free telephone number enclosed with the Notice of Internet Availability and follow the voting instructions located on the mailing. A control number, located on the Proxy Card, is designated to verify your identity, allow you to vote the shares and confirm that the voting instructions have been recorded properly.

How do I vote my shares on the Proxy Card?

If you are a registered stockholder, you can specify how you want your shares voted on each proposal by marking the appropriate boxes on the Proxy Card. Please review the voting instructions on the Proxy Card and read the entire text of the proposals. Please review the recommendation of the Board of Directors in the Proxy Statement prior to marking your vote.

If your Proxy Card is signed and returned without specifying a vote or an abstention on a proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. That recommendation is shown for each proposal on the Proxy Card.

What constitutes a quorum?

As of the Record Date, 30,341,078 shares of Common Stock were outstanding. A majority of the total number of our outstanding shares present or represented by proxy constitutes a quorum for the purpose of adopting proposals at the Annual Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.

Who counts the vote?

Tabulation of proxies and the votes cast at the meeting are conducted by an independent agent appointed by Emisphere and certified by an independent inspector of elections.

May I revoke my proxy?

You may revoke your Proxy at any time before it is voted at the Annual Meeting by: (i) giving timely written notice of the revocation to the Secretary of the Company; (ii) executing and delivering a Proxy with a later date; or (iii) voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

What vote is required to approve each proposal?

A plurality of the votes cast at the Annual Meeting is required to elect the Director Nominees.

At the Annual Meeting, abstentions will be counted as votes cast on proposals presented to stockholders, but broker non-votes will not be considered votes cast and the shares represented by broker non-votes with respect to any proposal will be considered present but not eligible to vote on such proposal. Withheld votes and broker non-votes will have no effect on the election of the Director Nominees, which is by plurality vote.

Who bears the cost of soliciting the proxies?

We will pay all costs of preparing, assembling, printing and distributing the proxy materials. We may solicit proxies on behalf of the Board of Directors through the mail, in person, and by telecommunications. We will, upon request, reimburse brokerage firms and others for their reasonable expenses incurred for forwarding solicitation material to beneficial owners of stock.

Where are Emisphere’s Executive Offices?

Our principal executive offices are located at 240 Cedar Knolls Road, Suite 200, Cedar Knolls, NJ, 07927 and our telephone number is (973) 532-8000.

How can I get additional information about Emisphere?

We will, upon written request of any stockholder, furnish without charge a copy of this Proxy Statement, our Annual Report on Form 10-K and our Form 10-K/A for the 2008 Fiscal Year, as filed with the SEC. Please address your requests to Emisphere Technologies, Inc., 240 Cedar Knolls Road, Suite 200, Cedar Knolls, NJ, 07927 Attention: Investor Relations. Electronic copies of this Proxy Statement, the Company’s Annual Report on Form 10-K and our Form 10-K/A for the 2008 Fiscal Year are located within the Investor Relations section of our website at www.emisphere.com and are also available at the SEC’s website at www.sec.gov. The contents of our website are not incorporated herein by reference and the website address provided in this Proxy Statement is intended to be an inactive textual reference only.

If you are a beneficial owner and your shares are held in a stock brokerage account or by a bank or other nominee, please refer to the information provided by your broker, bank or nominee for instructions on how to elect to access future proxy statements and annual reports on the Internet. Most beneficial owners who elect electronic access will receive an e-mail message next year containing the Internet address for access to the Proxy Statement and Annual Report.

Emisphere is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), which require that the Company’s Annual Report on Form 10-K, the Proxy Statement and other information be filed with the SEC. These filings may be inspected and copied at the public reference facilities of the SEC. Call (800) SEC-0330 for more information regarding public reference facilities. Copies of the material may also be obtained upon request and upon payment of the appropriate fee from the Public Reference Section of the SEC, 100F Street N.E., Room 1580, Washington, DC 20549. In addition, the SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, as well as other information regarding registrants, including Emisphere, which file electronically with the SEC.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement and Annual Report may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of the Proxy Materials and Annual Report to any stockholder upon written or oral request made to our Investor Relations Department, Emisphere Technologies, Inc., 240 Cedar Knolls Road, Suite 200, Cedar Knolls, NJ, 07927, telephone: (973) 532-8000. Any stockholder who wants to receive separate copies of our Proxy Statement and Annual Report or any stockholder who is receiving multiple copies and would like to receive only one copy per household must make an election on the Internet, telephone or proxy card or contact the stockholder’s bank, broker, or other nominee record holder. Stockholders may also contact us at the above address and phone number with their election.

DIRECTORS AND EXECUTIVE OFFICERS

Our business is overseen by the Board of Directors. It is the duty of the Board of Directors to oversee the Chief Executive Officer and other senior management in the competent and ethical operation of the Company on a day-to-day basis and to assure that the long-term interests of the stockholders are being served. To satisfy this duty, our directors take a proactive, focused approach to their position, and set standards to ensure that the Company is committed to business success through maintenance of the highest standards of responsibility and ethics. The Board of Directors is kept advised of our business through regular verbal or written reports, Board of Directors meetings, and analysis and discussions with the Chief Executive Officer and other officers of the Company.

Members of the Board of Directors bring to us a wide range of experience, knowledge and judgment. Our governance organization is designed to be a working structure for principled actions, effective decision-making and appropriate monitoring of both compliance and performance.

The Board of Directors has affirmatively determined that Dr. Stephen K. Carter, Mr. John D. Harkey, Jr., Dr. Mark H. Rachesky, Mr. Kenneth I. Moch, Dr. Michael Weiser and Mr. Franklin M. Berger are independent directors within the meaning of Rule 4200 of the Marketplace Rules of the Nasdaq Stock Market, Inc. (“Nasdaq”). The independent directors meet in separate sessions at the conclusion of board meetings and at other times as deemed necessary by the independent directors, in the absence of Dr. Michael M. Goldberg and Mr. Michael V. Novinski, the non-independent directors. Dr. Goldberg resigned from the Board of Directors effective March 11, 2008. Mr. Pack passed away on December 9, 2008. Mr. Moch was appointed to the Board of Directors to fill the vacancy created by Mr. Pack’s death. Dr. Carter resigned from the Board of Directors effective April 30, 2009. Mr. Berger was appointed to the Board of Directors on May 15, 2009.

Committees of the Board of Directors

The Board of Directors has established an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. Each of the committees of the Board of Directors acts pursuant to a separate written charter adopted by the Board of Directors. On February 12, 2007, the Board of Directors also established an executive committee consisting of Drs. Rachesky, Weiser and Carter, Mr. Pack and Mr. Harkey. Mr. Pack passed away on December 9, 2008. Dr. Carter resigned from the Board of Directors effective April 30, 2009.

The Audit Committee is currently comprised of Mr. Harkey (chairman), Mr. Moch and Dr. Weiser. Mr. Pack served as a member of the Audit Committee until his death on December 9, 2008. Mr. Moch became a member of the Audit Committee on December 23, 2008. All of the members of the Audit Committee are independent within the meaning of Rule 4200 of the Nasdaq. The Board of Directors has determined that Mr. Harkey is an “Audit Committee financial expert,” within the meaning of Item 401(h) of Regulation S-K. The Audit Committee’s responsibilities and duties are summarized in the report of the Audit Committee and in the Audit Committee charter which is available on our website (www.emisphere.com).

The Compensation Committee is currently comprised of Dr. Weiser (chairman), Mr. Moch and Dr. Rachesky. Mr. Pack served as the chairman of the Compensation Committee until his death on December 9, 2008. Dr. Carter served on the Compensation Committee until February 12, 2009. Mr. Moch became a member of the Compensation Committee on February 12, 2009. All members of the Compensation Committee are independent within the meaning of Rule 4200 of the Nasdaq, non-employee directors within the meaning of the rules of the Securities and Exchange Commission and “outside” directors within the meaning set forth under Internal Revenue Code Section 162(m). The Compensation Committee’s responsibilities and duties are summarized in the report of the Compensation Committee and in the Compensation Committee charter also available on our website.

The Governance and Nominating Committee is currently comprised of Dr. Weiser (chairman), Mr. Moch and Dr. Rachesky. Mr. Pack served on the Governance and Nominating Committee until his death on December 9, 2008. Dr. Carter served on the Governance and Nominating Committee until February 12, 2009. Mr. Moch became a member of the Governance and Nominating Committee on February 12, 2009. All members of the Governance and Nominating Committee are independent within the meaning of Rule 4200 of the Nasdaq. The Governance and Nominating Committee’s responsibilities and duties are set forth in the Governance and Nominating Committee charter on our website. Among other things, the Governance and Nominating Committee is responsible for recommending to the board the nominees for election to our Board of Directors and the identification and recommendation of candidates to fill vacancies occurring between annual stockholder meetings.

The table below provides membership information for each committee of the Board of Directors during 2008:

Governance and
Name	Board	Executive	Audit		Compensation		Nominating

Howard M. Pack(1)(5)	X	X	X		X	*	X
Kenneth I. Moch(1)(6)	X		X
Stephen K. Carter, M.D.(8)	X	X			X		X
Franklin M. Berger, C.F.A.(2)(9)	X
John D. Harkey, Jr.(2)	X	X	X	*
Michael M. Goldberg, M.D.(3)(4)	X
Michael V. Novinski(3)	X
Mark H. Rachesky, M.D.(3)	X	X			X		X	*
Michael Weiser, M.D.(3)(7)	X	X	X

*	Chair

(1)	Class II directors: Term as director is expected to expire in 2010

(2)	Class I directors: Term as director is expected to expire in 2009

(3)	Class III directors: Term as director is expected to expire in 2011

(4)	Dr. Goldberg resigned from the Board of Directors effective March 11, 2008

(5)	Mr. Pack passed away on December 9, 2008

(6)	Mr. Moch was appointed to the Board of Directors on December 23, 2008 to fill the vacancy created by the death of Mr. Pack. He was appointed to the Audit Committee on December 23, 2008 and was appointed to the Compensation Committee and Governance and Nominating Committee on February 12, 2009.

(7)	On February 12, 2009, Dr. Weiser was appointed to the Compensation Committee and Governance and Nominating Committee and assumed the role of chairman of both committees.

(8)	Dr. Carter resigned from the Board of Directors effective April 30, 2009.

(9)	Mr. Berger was appointed to the Board of Directors on May 15, 2009.

Meetings Attendance

During the 2008 fiscal year, our Board of Directors held 3 meetings. With the exception of Dr. Carter, who attended less than 75% of the meetings, each director attended 100 percent of the aggregate number of Board of Directors meetings and committees of which he was a member that were held during the period of his service as a director.

The Executive Committee met 1 time during the 2008 fiscal year.

The Audit Committee met 4 times during the 2008 fiscal year.

The Compensation Committee met 1 time during the 2008 fiscal year.

The Governance and Nominating Committee met 1 time during the 2008 fiscal year.

The Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s annual meeting of stockholders, although it does encourage attendance by the directors. One member of the Board of Directors attended the prior year’s annual meeting of stockholders.

Code of Conduct for Officers and Employees and Code of Business Conduct and Ethics for Directors

The Company has a Code of Conduct that applies to all of our officers and employees as well as a Code of Business Conduct and Ethics that applies specifically to the members of the Board of Directors. The directors are surveyed annually regarding their compliance with the policies as set forth in the Code of Conduct for Directors. The Code of Conduct and the Code of Business Conduct and Ethics for Directors are available on the Corporate Governance section of our website at www.emisphere.com. The contents of our website are not incorporated herein by reference and the website address provided in this Proxy Statement is intended to be an inactive textual reference only. The Company intends to disclose on its website any amendment to, or waiver of, a provision of the Code of Conduct that applies to the Chief Executive Officer, Chief Financial Officer, or Controller. Our Code of Conduct contains provisions that apply to our Chief Executive Officer, Chief Financial Officer and all other finance and accounting personnel. These provisions comply with the requirements of a company code of ethics for financial officers that were promulgated by the SEC pursuant to the Exchange Act.

Stockholder Communications

We have established an Investor Relations Office for all stockholder inquiries and communications. The Investor Relations Office facilitates the dissemination of accurate and timely information to our stockholders. In addition, the Investor Relations Office ensures that outgoing information is in compliance with applicable securities laws and regulations. All investor queries should be directed to our internal Director of Corporate Communications or our Corporate Secretary.

ELECTION OF DIRECTORS

Nominations for the election of directors may be made by the Board of Directors or the Governance and Nominating Committee. The committee did not reject any candidates recommended within the preceding year by a beneficial owner of, or from a group of security holders that beneficially owned, in the aggregate, more than five percent (5%) of the Company’s voting stock.

Although it has no formal policy regarding stockholder nominees, the Governance and Nominating Committee believes that stockholder nominees should be viewed in substantially the same manner as other nominees. Stockholders may make a recommendation for a nominee by complying with the notice procedures set forth in our by-laws. The Governance and Nominating Committee will give nominees recommended by stockholders in compliance with these procedures the same consideration that it gives to any board recommendations. To date, we have not received any recommendation from stockholders requesting that the Governance and Nominating Committee (or any predecessor) consider a candidate for inclusion among the committee’s slate of nominees in the Company’s proxy statement, and the Director Nominees have been nominated by the Governance and Nominating Committee.

To be considered by the committee, a Director nominee must have broad experience at the strategy/policy-making level in a business, government, education, technology or public interest environment, high-level managerial experience in a relatively complex organization or experience dealing with complex problems. In addition, the nominee must be able to exercise sound business judgment and provide insights and practical wisdom based on experience and expertise, possess proven ethical character, be independent of any particular constituency, and be able to represent all stockholders of the Company.

The committee will also evaluate whether the nominee’s skills are complimentary to the existing board member’s skills, and the board’s needs for operational, management, financial, technological or other expertise; and whether the individual has sufficient time to devote to the interests of Emisphere. The prospective board member cannot be a board member or officer at a competing company nor have relationships with a competing company. He/she must be clear of any investigation or violations that would be perceived as affecting the duties and performance of a director

The Governance and Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the board with skills and experience that are relevant to the business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If any member of the board does not wish to continue in service, or if the Governance and Nominating Committee or the board decides not to nominate a member for re-election, the Governance and Nominating Committee identifies the desired skills and experience of a new nominee and discusses with the board suggestions as to individuals that meet the criteria.

Compensation of Non-Employee Directors

A director who is a full-time employee of the Company receives no additional compensation for services provided as a director. It is the Company’s policy to provide competitive compensation and benefits necessary to attract and retain high quality non-employee directors and to encourage ownership of Company stock to further align their interests with those of stockholders. The following represents the compensation of the non-employee members of the Board of Directors:

•	Prior to June 24, 2009, each non-employee director received, on the date of each regular annual stockholder’s meeting, a stock option to purchase 7,000 shares of our Common Stock under the 2007 Stock Award and Incentive Plan. The stock options vest on the six month anniversary of the grant date provided the director continuously serves as a director from the grant date through such vesting date. Notwithstanding the foregoing, any director who holds any stock options granted before April 1, 2004 which remain unvested was ineligible to receive the annual 7,000-share stock option grant described in this paragraph unless and until all such prior options had vested. Stock options granted in 2008 have a stated expiration date of ten years after the date of grant, and are subject to accelerated vesting upon a change in control of Emisphere. If the holder of an option ceases to serve as a director, all previously granted options may be exercised to the extent vested within six months after termination of directorship (one year if the termination is by reason of death), except that, after April 1, 2004 (unless otherwise provided in an option agreement), if a director becomes an “emeritus director” of Emisphere immediately following his Board service, the vested options may be exercised for six months after termination of service as an “emeritus director.” All unvested options expire upon termination of Board service.

•	On May 15, 2009, in recognition of the roles and responsibilities of the Board of Directors and current market data, the non-employees members of the Board of Directors’ compensation was revised to include a special one-time grant of 50,000 options to purchase shares of Emisphere’s Common Stock granted on May 15, 2009, an annual retainer of $35,000, payable quarterly in cash, and an annual stock option grant of 40,000 options to purchase shares of Emisphere’s Common Stock. The annual stock option grants are granted annually on the date of the annual meeting of stockholders of the Company. The director must be an eligible director on the dates the retainers are paid and the stock options are granted. The options subject to the special one-time stock option grant and annual stock option grant would vest over three years in equal amounts on each anniversary of the grant date provided the director continuously serves as a director from the grant date through such vesting date, subject to accelerated vesting upon a change in control of Emisphere. Such options, once vested, remain exercisable through the period of the option term.

•	In the future, newly appointed directors shall receive an initial stock option grant on the date of appointment of 50,000 options to purchase shares of Common Stock. The options subject to the initial stock option grant would vest over three years in equal amounts on each anniversary of the grant date provided the director continuously serves as a director from the grant date through such vesting date, subject to accelerated vesting upon a change in control of Emisphere. Such options, once vested, remain exercisable through the period of the option term.

•	On May 15, 2009, Messrs. Moch and Berger, who serve on the Special Committee of the Board of Directors, each received a one-time special stock option grant of 25,000 shares of Common Stock and a one-time fee of $10,000. Also on May 15, 2009, Messrs. Weiser, Harkey and Rachesky received a one-time special stock option grant of 25,000 shares of Common Stock and a one-time fee of $10,000 in recognition for their length of service on the Board of Directors. The options subject to these one-time stock option grants vest over three years in equal amounts on each anniversary of the grant date provided the director continuously serves as a director from the grant date through such vesting date, subject to accelerated vesting upon a change in control of Emisphere. Such options, once vested, remain exercisable through the period of the option term.

•	Additional committee and chairperson fees are paid quarterly as follows:

•	$10,000 audit committee chairperson fee;

•	$2,500 audit committee member fee;

•	$5,000 compensation committee chairperson fee;

•	$1,000 compensation committee member fee;

•	$2,500 governance and nominating committee chairperson fee; and

•	$500 governance and nominating committee member fee.

The director must be an eligible director on the dates such fees are paid.

For each board meeting attended prior to April 1, 2004, non-employee directors had the right to receive, under our Directors’ Deferred Compensation Stock Plan, shares of Common Stock, based on a fee of $1,000 and the closing price of the Common Stock on the date of the meeting (the “Annual Board Retainer”). Under that plan, Emisphere maintained a “share account” for each eligible director and is obligated to issue the shares within six months of a director’s retirement from the board or other termination as a director. Dr. Carter, who resigned from the Board of Directors effective April 30, 2009, has 355 shares in accordance with the Directors’ Deferred Compensation Stock Plan, which are available to him following his termination of service to the Board of Directors. Mr. Pack, who passed away on December 9, 2008, had 2,767 shares in accordance with the Directors’ Deferred Compensation Stock Plan, which will be delivered to Mr. Pack’s estate in accordance therewith.

DIRECTOR COMPENSATION TABLE — 2008

The table below represents the compensation paid to our non-employee directors during the year ended December 31, 2008:

	Fees Earned		Option	All Other
	or Paid	Stock Awards	Awards	Compensation
Name	in Cash ($)	($)(1)	($)(1)	($)	Total ($)

Howard M. Pack	23,000	2,084	1,751	—	26,835
Kenneth I. Moch(2)	—	—		—	—
Stephen K. Carter, M.D.(3)	16,000	2,084	27,911	—	45,995
John D. Harkey, Jr.	19,000	2,084	1,751	—	22,835
Michael M. Goldberg, M.D.(4)	—	—	—	—	—
Mark H. Rachesky, M.D.	16,000	2,084	1,114	—	19,198
Michael Weiser, M.D.	17,000	2,084	1,751	—	20,835

(1)	The value listed in the above table represents the fair value of the options recognized as expense under FAS 123R during 2008, including unvested options granted before 2007 and those granted in 2008. Fair value is calculated as of the grant date using a Black-Scholes-Merton (“Black-Scholes”) option-pricing model. The determination of the fair value of share-based payment awards made on the date of grant is affected by our stock price as well as assumptions regarding a number of complex and subjective variables. Our assumptions in determining fair value are described in note 12 to our audited financial statements for the year ended December 31, 2008, included in our Annual Report on Form 10-K.

(2)	Mr. Moch was appointed to the Board of Directors on December 23, 2008; as a result, Mr. Moch did not receive an annual retainer, committee fees, option or stock awards during the year ended December 31, 2008.

(3)	Dr. Carter resigned from the Board of Directors effective April 30, 2009.

(4)	Dr. Goldberg previously served as Chairman and Chief Executive Officer. His employment was terminated on January 16, 2007. On April 26, 2007 the Board of Directors held a special hearing at which it was determined that Dr. Goldberg’s termination was for cause. On March 22, 2007, Dr. Goldberg, through counsel, filed a demand for arbitration asserting that his termination was without cause. Depending on the ultimate conclusion of this arbitration, Dr. Goldberg may be entitled to additional options granted when he was Chief Executive Officer. Accordingly, the outcome of the arbitration could also affect, among other items disclosed or discussed in this Proxy, the number of shares available for grant under the Company’s option plans. Dr. Goldberg resigned from the Board of Directors effective March 11, 2008.

The following table summarizes the aggregate number of option awards and stock awards held by each non-employee director at December 31, 2008.

	Option Awards					Stock Awards
			Equity
			Incentive
		Number of	Plan				Market
	Number of	Securities	Awards: Number			Number	Value of
	Securities	Underlying	of Securities			of Shares of	Shares or
	Underlying	Unexercised	Underlying			Units of	Units of
	Unexercised	Unearned	Unexercised	Option	Option	Stock That	Stock That
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have	Have Not
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date	Not Vested (#)	Vested ($)

Howard M. Pack(1)	21,000	—	—	41.06	4/28/2010	2,638	2,084
	35,000	—	—	13.00	5/10/2012
	21,000	—	—	2.89	4/28/2013
	7,000	—	—	8.97	5/26/2016
	7,000	—	—	3.76	4/20/2017
	—	7,000	—	3.79	8/8/2018
Kenneth I. Moch(2)	—	—	—	—	—	—	—
Stephen K. Carter, M.D.(3)	35,000	—	—	5.75	12/11/2013	2,638	2,084
	—	7,000	—	3.79	8/8/2018
John D. Harkey, Jr.	7,000	—	—	8.97	5/26/2016	2,638	2,084
	7,000	—	—	3.76	4/20/2017
	—	7,000	—	3.79	8/8/2018
Mark H. Rachesky, M.D.	7,000	—	—	3.76	4/20/2017	2,638	2,084
	—	7,000	—	3.79	8/8/2018
Michael Weiser, M.D.	7,000	—	—	8.97	5/26/2016	2,638	2,084
	7,000	—	—	3.76	4/20/2017
	—	7,000	—	3.79	8/8/2018

(1)	Mr. Pack passed away on December 9, 2008. Mr. Pack’s unvested options and shares vested in accordance with the plan and will be delivered to his estate.

(2)	Mr. Moch was appointed to the Board of Directors on December 23, 2008; as a result, Mr. Moch did not receive option or stock awards during the year ended December 31, 2008.

(3)	Dr. Carter resigned from the Board of Directors effective April 30, 2009.

SECURITIES AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY PLANS

The following table provides information as of December 31, 2008 about the Common Stock that may be issued upon the exercise of options granted to employees, consultants or members of our Board of Directors under our existing equity compensation plans, including the 1991 Stock Option Plan, 1995 Stock Option Plan, 2000 Stock Option Plan, the 2002 Broad Based Plan, the 2007 Stock Award and Incentive Plan (collectively “the Plans”) the Stock Incentive Plan for Outside Directors and the Directors Deferred Compensation Plan:

	(a)		(c)
	Number of	(b)	Number of Securities
	Securities to be	Weighted	Remaining Available for
	Issued upon	Average	Future Issuance Under
	Exercise of	Exercise Price	Equity Compensation Plans
	Outstanding	of Outstanding	(Excluding Securities
Plan Category	Options	Options	Reflected in Column (a))

Equity Compensation Plans Approved by Security Holders
The Plans	2,032,854	$8.30	2,757,859
Stock Incentive Plan for Outside Directors	156,000	13.38	—
Directors Deferred Compensation Plan	—	—	3,122
Equity Compensation Plans not approved by Security Holders(1)	20,000	14.84	—

Total	2,208,854	$8.72	2,760,981

(1)	Our Board of Directors has granted options which are currently outstanding for a former consultant. The Board of Directors determines the number and terms of each grant (option exercise price, vesting and expiration date). These grants were made on 7/12/2001, 7/12/2002 and 7/14/2003.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

At the close of business on the Record Date, there were approximately 30,341,078 shares of Common Stock outstanding and entitled to vote. The presence, either in person or by proxy, of persons entitled to vote a majority of our outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum. Abstentions are counted as if they were “no” votes in tabulations of the votes cast, whereas broker non-votes, are not considered as having voted for the purposes of determining the outcome of a vote. Holders of Common Stock have one vote for each share on any matter that may be presented for consideration and action by the stockholders at the Annual Meeting.

COMMON STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS AND
PRINCIPAL HOLDERS

Directors and Executive Officers

The following table sets forth certain information, as of April 1, 2009, regarding the beneficial ownership of the Common Stock by (i) each director, including the Director Nominees; (ii) each Executive Officer; and (iii) all of our directors and Executive Officers as a group. The number of shares beneficially owned by each director or Executive Officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power (which includes power to vote, or direct the voting of, such security) or investment power (which includes power to dispose of, or direct the disposition of, such security). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options, warrants or convertible notes held by that person that are currently exercisable or convertible into Common Stock or will become exercisable or convertible into Common Stock within 60 days after April 1, 2009 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated, all persons named as beneficial owners of Common Stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned:

	Common Shares
	Beneficially Owned		Common Shares		Percent
Name and Address(a)	(b)		Underlying Options		of Class

Michael V. Novinski	565,000		500,000		1.8%
Michael R. Garone	15,000		15,000		*
Paul Lubetkin(c)	—		—		—
Gary Riley, DVM, Ph.D.	75,000		25,000		*
Nicholas Hart	—		—		—
Mark H. Rachesky, M.D.	11,393,247	(d)	6,722,587	(e)	30.7%
Howard M. Pack(f)	202,599		91,000		*
Kenneth I. Moch(g)	—		—		—
Stephen Carter, M.D.(h)	50,824		42,000		*
Michael Weiser, M.D.	24,775		21,000		*
John D. Harkey, Jr.	24,775		21,000		*
Franklin M. Berger, C.F.A.(i)	—		—		—
All directors and executive officers as a group	12,351,220		7,437,587		32.7%

*	Less than 1%

(a)	Unless otherwise specified, the address of each beneficial owner is c/o Emisphere Technologies, Inc., 240 Cedar Knolls Road, Suite 200, Cedar Knolls, New Jersey 07927.

(b)	The number of shares set forth for each Director and Executive Officer consists of direct and indirect ownership of shares, including stock options, deferred common share units, restricted stock and, in the case of Dr. Rachesky, shares of Common Stock that can be obtained upon conversion of convertible notes and exercise of warrants, as further described in footnote (d) below.

(c)	Mr. Lubetkin served as Vice President, General Counsel and Corporate Secretary from September 4, 2007 through October 24, 2008.

(d)	This number consists of:

•	4,670,660 Shares of Common Stock held for the accounts of the following entities:

•	3,123,626 shares held for the account of MHR Capital Partners Master Account LP (“Master Account”)

•	424,818 shares held for the account of MHR Capital Partners (100) LP (“Capital Partners (100)”)

•	317,369 shares held for the account of MHR Institutional Partners II LP (“Institutional Partners II”)

•	799,549 shares held for the account of MHR Institutional Partners IIA LP (“Institutional Partners IIA”)

•	5,298 shares held directly by Mark H. Rachesky, M.D.

•	5,612,929 shares of Common Stock that can be obtained by the following entities upon conversion of the Convertible Notes, including 250,333 shares of Common Stock issuable to the following entities as payment for accrued but unpaid interest on the Convertible Notes since the most recent interest payment date (December 31, 2008) through the date that is 60 days after April 1, 2009:

•	1,130,262 shares held by Master Account

•	154,566 shares held by Capital Partners (100)

•	1,229,817 shares held by Institutional Partners II

•	3,098,284 shares held by Institutional Partners IIA

•	1,095,658 shares of Common Stock that can be obtained by the following entities upon exercise of warrants:

•	836,896 held by Master Account

•	115,961 held by Capital Partners (100)

•	40,576 held by Institutional Partners II

•	102,225 held by Institutional Partners IIA

•	7,000 shares of Common Stock that can be obtained by Dr. Rachesky upon the exercise of currently vested stock options at a price of $3.76 per share

•	7,000 shares of Common Stock that can be obtained by Dr. Rachesky upon the exercise of currently vested stock options at a price of $3.79 per share

MHR Advisors LLC (“Advisors”) is the general partner of each of Master Account and Capital Partners (100), and, in such capacity, may be deemed to beneficially own the shares of Common Stock held for the accounts of each of Master Account and Capital Partners (100). MHR Institutional Advisors II LLC (“Institutional Advisors II”) is the general partner of each of Institutional Partners II and Institutional Partners IIA, and, in such capacity, may be deemed to beneficially own the shares of Common Stock held for the accounts of each of Institutional Partners II and Institutional Partners IIA. MHR Fund Management LLC (“Fund Management”) is a Delaware limited liability company that is an affiliate of and has an investment management agreement with Master Account, Capital Partners (100), Institutional Partners II and Institutional Partners IIA, and other affiliated entities, pursuant to which it has the power to vote or direct the vote and to dispose or to direct the disposition of the shares of Common Stock reported herein and, accordingly, Fund Management may be deemed to beneficially own the shares of Common Stock reported herein which are held for the account of each of Master Account, Capital Partners (100), Institutional Partners II and Institutional Partners IIA. Dr. Rachesky is the managing member of Advisors, Institutional Advisors II, and Fund Management, and, in such capacity, may be deemed to beneficially own the shares of Common Stock held for the accounts of each of Master Account, Capital Partners (100), Institutional Partners II and Institutional Partners IIA.

(e)	This number consists of (i) 5,612,929 shares of Common Stock that can be obtained by Master Account, Capital Partners (100), Institutional Partners II and Institutional Partners IIA upon conversion of the Convertible Notes, (ii) 1,095,658 shares of Common Stock that can be obtained by Master Account, Capital Partners (100), Institutional Partners II and Institutional Partners IIA upon exercise of warrants, and

(iii) 14,000 share of Common Stock that can be obtained by Dr. Rachesky upon the exercise of currently vested stock options.

(f)	Howard M. Pack passed away on December 9, 2008.

(g)	Kenneth I. Moch was appointed to the Board of Directors on December 23, 2008.

(h)	Dr. Stephen Carter resigned from the Board of Directors effective April 30, 2009.

(i)	Franklin M. Berger was appointed to the Board of Directors on May 15, 2009.

Principal Holders of Common Stock

The following table sets forth information regarding beneficial owners of more than five (5%) percent of the outstanding shares of Common Stock as of April 1, 2009:

	Number of Shares		Percent
Name and Address	Beneficially Owned		of Class(a)

Brandon Fradd	2,194,441(b	)	7.2%
68 Jane Street New York, NY 10014
Mark H. Rachesky, M.D.	11,393,247(c	)	30.7%
40 West 57th Street, 24th Floor New York, NY 10019

(a)	Applicable percentage ownership is based on 30,341,078 shares of Common Stock outstanding as of April 1, 2009. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options, warrants or convertible notes held by that person that are currently exercisable or convertible into Common Stock or will become exercisable or convertible into Common Stock within 60 days after April 1, 2009 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

(b)	Information based on Amendment Number 2 to Schedule 13-G filed with the SEC on February 17, 2009.

(c)	This number consists of:

•	4,670,660 Shares of Common Stock held for the accounts of the following entities:

•	3,123,626 shares held for the account of MHR Capital Partners Master Account LP (“Master Account”)

•	424,818 shares held for the account of MHR Capital Partners (100) LP (“Capital Partners (100)”)

•	317,369 shares held for the account of MHR Institutional Partners II LP (“Institutional Partners II”)

•	799,549 shares held for the account of MHR Institutional Partners IIA LP (“Institutional Partners IIA”)

•	5,298 shares held directly by Mark H. Rachesky, M.D.

•	5,612,929 shares of Common Stock that can be obtained by the following entities upon conversion of the Convertible Notes, including 250,333 shares of Common Stock issuable to the following entities as payment for accrued but unpaid interest on the Convertible Notes since the most recent interest payment date (December 31, 2008) through the date that is 60 days after April 1, 2009:

•	1,130,262 shares held by Master Account

•	154,566 shares held by Capital Partners (100)

•	1,229,817 shares held by Institutional Partners II

•	3,098,284 shares held by Institutional Partners IIA

•	1,095,658 shares of Common Stock that can be obtained by the following entities upon exercise of warrants:

•	836,896 held by Master Account

•	115,961 held by Capital Partners (100)

•	40,576 held by Institutional Partners II

•	102,225 held by Institutional Partners IIA

•	7,000 shares of Common Stock that can be obtained by Dr. Rachesky upon the exercise of currently vested stock options at a price of $3.76 per share

•	7,000 shares of Common Stock that can be obtained by Dr. Rachesky upon the exercise of currently vested stock options at a price of $3.79 per share

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee operates under a written charter adopted by the Board of Directors. The Compensation Committee charter can be found on our website at www.emisphere.com. The contents of our website are not incorporated herein by reference and the website address provided in this Proxy Statement is intended to be an inactive textual reference only.

The Compensation Committee is responsible for the consideration of stock plans, performance goals and incentive awards, and the overall coverage and composition of the compensation arrangements related to executive officers. The Compensation Committee may delegate any of the foregoing duties and responsibilities to a subcommittee of the Compensation Committee consisting of not less than two members of the committee. The Compensation Committee has the authority to retain, at the expense of the Company, such outside counsel, experts and other advisors as deemed appropriate to assist it in the full performance of its functions. The Company’s Chief Executive Officer is involved in making recommendations to the Compensation Committee for compensation of executive officers (except for himself) as well as recommending compensation levels for directors.

Our executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee, which is composed of non-employee independent directors, is responsible for reviewing with Company management and approving compensation policy and all forms of compensation for executive officers and directors in light of the Company’s current business environment and the Company’s strategic objectives. In addition, the Compensation Committee acts as the administrator of the Company’s stock option plans. The Compensation Committee’s practices include reviewing and establishing executive officers’ compensation to ensure that base pay and incentive compensation are competitive to attract and retain qualified executive officers, and to provide incentive systems reflecting both financial and operating performance, as well as an alignment with stockholder interests. These policies are based on the principle that total compensation should serve to attract and retain those executives critical to the overall success of Emisphere and should reward executives for their contributions to the enhancement of stockholder value.

The Compensation Committee has reviewed the Compensation Discussion and Analysis presented herein under “Compensation Plans” with the management of the Company. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Form 10-K and Proxy Statement of the Company.

The Members of the Compensation Committee
Michael Weiser, M.D., Ph.D. (Chairman)
Kenneth I. Moch
Mark H. Rachesky, M.D.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee has reviewed the relevant standards of the Sarbanes-Oxley Act of 2002, the rules of the SEC, and the corporate governance listing standards of the Nasdaq regarding committee policies. The committee intends to further amend its charter, if necessary, as the applicable rules and standards evolve to reflect any additional requirements or changes. The updated Audit Committee charter can be found on our website at www.emisphere.com. The contents of our website are not incorporated herein by reference and the website address provided in this Proxy Statement is intended to be an inactive textual reference only.

The Audit Committee is currently comprised of John D. Harkey, Jr., (chairman), Kenneth I. Moch and Michael Weiser, M.D. Howard M. Pack served on the Audit Committee until his death on December 9, 2008. All of the members of the Audit Committee are independent within the meaning of Rule 4200 of the Nasdaq. The Board of Directors has determined that John D. Harkey, Jr. is an “Audit Committee financial expert,” within the meaning of Item 401(h) of Regulation S-K.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal control over financial reporting. PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accountants, audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries in conformity with accounting principles generally accepted in the United States, and report on internal control over financial reporting. PwC reports to the Audit Committee as members of the Board of Directors and as representatives of the Company’s stockholders.

The Audit Committee meets with management periodically to consider the adequacy of the Company’s internal control over financial reporting and the objectivity of its financial reporting. The Audit Committee discusses these matters with the appropriate Company financial personnel. In addition, the Audit Committee has discussions with management concerning the process used to support certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act to accompany the Company’s periodic filings with the SEC.

On an as needed basis, the Audit Committee meets privately with PwC. The Audit Committee also appoints the independent registered public accounting firm, approves in advance their engagements to perform audit and any non-audit services and the fee for such services, and periodically reviews their performance and independence from management. In addition, when appropriate, the Audit Committee discusses with PwC plans for the audit partner rotation required by the Sarbanes-Oxley Act.

Pursuant to its charter, the Audit Committee assists the board in, among other things, monitoring and reviewing (i) our financial statements, (ii) our compliance with legal and regulatory requirements and (iii) the independence, performance and oversight of our independent registered public accounting firm. Under the Audit Committee charter, the Audit Committee is required to make regular reports to the board.

During the 2008 Fiscal Year, the Audit Committee of the Board of Directors reviewed and assessed:

•	the quality and integrity of the annual audited financial statements with management, including issues relating to accounting and auditing principles and practices, as well as the adequacy of internal controls, and compliance with regulatory and legal requirements;

•	the qualifications and independence of the independent registered public accounting firm; and

•	management’s, as well as the independent auditor’s, analysis regarding financial reporting issues and judgments made in connection with the preparation of our financial statements, including those prepared quarterly and annually, prior to filing our quarterly reports on Form 10-Q and annual report on Form 10-K.

The Audit Committee has reviewed the audited financial statements and has discussed them with both management and PwC, the independent registered public accounting firm. The Audit Committee has discussed with the independent auditors matters required to be discussed by the applicable Auditing Standards as periodically amended (including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties). In addition, the independent auditors provided to the Audit Committee the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and the Audit Committee and the independent auditors have discussed the auditors’ independence from the Company and its management, including the matters in those written disclosures. The Audit Committee also received reports from PwC regarding all critical accounting policies and practices used by the Company, any alternative treatments of financial information used, generally accepted accounting principles that have been discussed with management, ramifications of the use of alternative treatments and the treatment preferred by PwC and other material written communications between PwC and management, including management letters and schedules of adjusted differences.

In making its decision to select PwC as Emisphere’s independent registered public accounting firm for 2009, the Audit Committee considers whether the non-audit services provided by PwC are compatible with maintaining the independence of PwC.

Based upon the review and discussions referenced above, the Audit Committee, as comprised at the time of the review and with the assistance of the Company’s Chief Financial Officer, recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and be filed with the SEC.

The Members of the Audit Committee
John D. Harkey, Jr. (Chairman)
Kenneth I. Moch
Michael Weiser, M.D.

INDEPENDENT AUDITOR FEES

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP (“PwC”) for the audit of our annual financial statements for the years ended December 31, 2008 and December 31, 2007, and fees billed for other services rendered by PwC during the respective periods.

Types of Fees	2008	2007

Audit Fees(1)	$787,000	$819,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	—	98,230

(1)	Audit fees for 2008 and 2007 were for professional services rendered for the audit of the Company’s financial statements for the fiscal year, including attestation services required under Section 404 of the Sarbanes-Oxley Act of 2002, and reviews of the Company’s quarterly financial statements included in its Form 10-Q filings.

(2)	All other fees are for services related to our registration statements on Form S-3 and S-8 and financing transactions during 2007.

The Audit Committee has determined that the independent registered public accounting firm did not provide non-audit services in 2008 and that the registered public accounting firm’s independence was not impaired. All decisions regarding selection of independent registered public accounting firms and approval of accounting services and fees are made by our Audit Committee in accordance with the provisions of the Sarbanes-Oxley Act of 2002 and related SEC rules.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm; these services may include audit services, audit related services, tax services and other services. The committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm, where pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. For each proposed service, the independent auditor is required to provide detailed communication at the time of approval. The committee may delegate pre-approval authority to one or more of its members, who must report same to the committee members at the next meeting. The Audit Committee, after discussion with PwC, agreed that any additional audit or tax service fees could be paid by us, subject to the pre-approval of the Audit Committee chairman.

The Audit Committee intends to select PwC to serve as independent registered public accounting firm for the fiscal year ending December 31, 2009. PwC has served as Emisphere’s independent registered public accounting firm since November 1991.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary —

The discussion that follows outlines the compensation awarded to, earned by or paid to the named executive officers of the Company including a review of the principal elements of compensation, the objectives of the Company’s compensation program, what the program is designed to reward and why and how each element of compensation is determined.

In general, the Company operates in a marketplace where competition for talented executives is significant. The Company is engaged in the long-term development of its technology and of drug candidates, without the benefit of significant current revenues, and therefore its operations require it to raise capital in order to continue its activities. Our operations entail special needs and risks and require that the Company attempt to implement programs that promote strong individual and group performance and retention of excellent employees. The Company’s compensation program for named executive officers consists of cash compensation as base salary, medical, basic life insurance, long term disability, flexible spending accounts, paid time off, and defined contribution retirement plans as well as long term equity incentives offered through stock option plans. This program is developed in part by benchmarking against other companies in the biotechnology/pharmaceutical sectors, as well as by the judgment and discretion of our Board.

Employee salaries are benchmarked against Radford survey information. Radford is part of the Aon family brands. For more than 30 years, Radford has been the leading provider of compensation market intelligence to the high-tech and life sciences industries. Radford emphasizes data integrity and online access to data, tools and resources, as well as client service geared towards life sciences. Radford includes more than 2,000 participating companies globally. Their services offer full compensation consulting, reliable, current data analysis and reporting, customized data for competitive insight, and web access to data via the Radford Network.

Discussion and Analysis —

Objectives of the compensation and reward program — The biopharmaceutical marketplace is highly competitive and includes companies with far greater resources than ours. Our work involves the difficult, unpredictable, and often slow development of our technology and of drug candidates. Continuity of scientific knowledge, management skills, and relationships are often critical success factors to our business. The objectives of our compensation program for named executive officers is to provide competitive cash compensation, competitive health, welfare and defined benefit retirement benefits as well as long-term equity incentives that offer significant reward potential for the risks assumed and for each individual’s contribution to the long-term performance of the Company. Individual performance is measured against long-term strategic goals, short-term business goals, scientific innovation, regulatory compliance, new business development, development of employees, fostering of teamwork and other Emisphere values designed to build a culture of high performance. These policies and practices are based on the principle that total compensation should serve to attract and retain those executives critical to the overall success of Emisphere and are designed to reward executives for their contributions toward business performance that is designed to build and enhance stockholder value.

Elements of compensation and how they are determined — The key elements of the executive compensation package are base salary (as determined by the competitive market and individual performance), the executive long term disability plan and other health and welfare benefits and long-term incentive compensation in the form of periodic stock option grants. The base salary (excluding payment for accrued but unused vacation) for the named executive officers for 2008 ranged from $230,000 for its Vice President and Chief Financial Officer to $550,000 for its President and Chief Executive Officer. In determining the compensation for each named executive officer, the Company generally considers (i) data from outside studies and proxy materials regarding compensation of executive officers at companies believed to be comparable, (ii) the input of other directors and the President and Chief Executive Officer (other than for his own compensation) regarding individual performance of each named executive officer and (iii) qualitative measures of Emisphere’s performance, such as progress in the development of the Company’s technology, the engagement of corporate partners for the commercial development and marketing of products, effective corporate governance, fiscal responsibility, the success of Emisphere in raising funds necessary to conduct research and development, and the pace at which the Company continues to advance its technologies in various clinical trials. Our board of directors and Compensation Committee’s consideration of these factors is subjective and informal. However, in general, it has determined that the compensation for executive officers should be competitive with market data reflected within the 50th-75th percentile of biotechnology companies for corresponding senior executive positions. 2008 compensation levels were set in 2006 and were based in part by information received from executive compensation consultants, Pearl Myer and Partners, based in New York, N.Y. Compensable factors benchmarked include market capitalization, head count and location. While the Company has occasionally paid cash bonuses in the past, there is no consistent annual cash bonus plan for named executive officers. When considering the compensation of the Company’s President and Chief Executive Officer, the Company receives information and analysis prepared or secured by the Company’s outside executive compensation experts and survey data prepared by human resources management personnel as well as any additional outside information it may have available.

The compensation program also includes periodic awards of stock options. The stock option element is considered a long-term incentive that further aligns the interests of executives with those of our stockholders and rewards long-term performance and the element of risk. Stock option awards are made at the discretion of the Board of Directors based on its subjective assessment of the individual contribution of the executive to the attainment of short and long-term Company goals, such as collaborations with partners, attainment of successful milestones under such collaborations and other corporate developments which advance the progress of our technology and drug candidates. Option grants, including unvested grants, for our named executive officers range from 75,000 for our current Vice President, Chief Financial Officer and Corporate Secretary; Vice President of Non-Clinical Development and Applied Biology; and Vice President, Strategy and Development, to 1,000,000 for President and Chief Executive Officer as indicated in the accompanying tables. The only stock option grants to named executive officers in 2008 were made in connection retaining the newly hired Vice President, Strategy and Development. With the exception of grants made to the Company’s President and Chief Executive Officer (described in Transactions with Officers and Directors), the Company’s policy with respect to stock options granted to executives is that grant prices should be equal to the fair market value of the Common Stock on the date of grant, that employee stock options should generally vest over a four or five-year period and expire in ten years from date of grant, and that options previously granted at exercise prices higher than the current fair market value should not be re-priced. Once performance bonuses or awards are issued, there are currently no policies in place to reduce, restate or otherwise adjust awards if the relevant performance measures on which they are based are restated or adjusted. The Company has no policy to require its named executive officers to hold any specific equity interest in the Company. The Company does not offer its named executive officers any nonqualified deferred compensation, a defined benefit pension program or any post retirement medical or other benefits.

Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that compensation in excess of $1,000,000 paid to the Chief Executive Officer or to any of the other four most highly compensated executive officers of a publicly held company will not be deductible for federal income tax purposes, unless such compensation is paid pursuant to one of the enumerated exceptions set forth in Section 162(m). The Company’s primary objective in designing and administering its compensation policies is to support and encourage the achievement of the Company’s long-term strategic goals and to enhance stockholder value. In general, stock options granted under the Company’s 2000 and 2007 Stock Option Plans are intended to qualify under and comply with the “performance based compensation” exemption provided under Section 162(m) thus excluding from the Section 162(m) compensation limitation any income recognized by executives at the time of exercise of such stock options. Because salary and bonuses paid to our Chief Executive Officer and four most highly compensated executive officers have been below the $1,000,000 threshold, the Compensation Committee has elected, at this time, to retain discretion over bonus payments, rather than to ensure that payments of salary and bonus in excess of $1,000,000 are deductible. The Compensation Committee intends to review periodically the potential impacts of Section 162(m) in structuring and administering the Company’s compensation programs.

The Company has an employment contract with its current President and Chief Executive Officer, Michael V. Novinski as described under “Transactions with Executive Officers and Directors.” Mr. Novinski’s employment contract called for compensation and specific benefits that were negotiated at the time of execution, including expenses of an automobile up to $1,500 per month and reimbursement for life insurance up to $15,000 per year. These additional benefits are not offered to the other named executive officers. Mr. Novinski’s contract also called for an annual cash bonus up to $550,000 (based on a full calendar year). For 2008, in view of the financial situation of the Company, the Compensation Committee, with the consent of Mr. Novinski, has agreed that no bonus will be paid to Mr. Novinski pursuant to his employment agreement with the Company in respect of the Company’s 2008 fiscal year. In light of the Company’s current business environment and strategic objectives, the Compensation Committee determined and recommended to the Board of Directors, and on May 15, 2009 the Board of Directors granted to Mr. Novinski stock options to purchase 300,000 shares Common Stock, at a purchase price equal to the market price of the Common Stock on the date of grant. Such options shall vest in three equal installments on the date of grant, on December 31, 2009 and on December 31, 2010. The Compensation Committee also recommended and the Board of Directors approved that, subject to the successful completion of a financing in 2009 where the Company raises an amount in excess of $8 million, a special one-time cash bonus of $150,000 shall be paid to Mr. Novinski. Mr. Novinski’s Employment Contract allows for severance payments to Mr. Novinski in the event of certain terminations which call for payment of base salary plus bonus (depending on the circumstances) plus the continuity of health and life insurance benefits for specified time periods. In addition, certain unvested options would vest immediately upon such termination. The events which would trigger such payment by the Company are defined in the agreement.

SUMMARY COMPENSATION TABLE — 2008 and 2007

The following table sets forth information regarding the aggregate compensation Emisphere paid during 2008 and 2007 to our Principal Executive Officer, our Principal Financial Officer, and the two other highest paid Executive Officers, as well as one other officer who would have been included had he been employed at the end of 2008:

						Option
Name and Principal		Salary	Bonus		Stock	Awards	All Other
Position	Year	($)	($)		Awards ($)	($)(1)	Compensation($)		Total ($)

Michael V. Novinski,	2008	554,231	357,123	(2)	—	744,001	18,000	(3)	1,673,355
President and CEO	2007	359,615	—		—	1,286,689	11,077	(3)	1,657,381
Michael R. Garone,	2008	231,794	—		—	51,648	—		283,417
VP, Chief Financial Officer and Corporate Secretary(4)	2007	78,731	—		—	21,530	—		100,261
M. Gary I. Riley DVM, Ph.D.,	2008	267,039	40,000	(5)	—	85,786	14,000	(6)	406,825
VP of Non-Clinical Development and Applied Biology(6)	2007	40,769	—		—	14,283	45,060	(6)	100,112
Nicholas J. Hart,	2008	104,308	16,872	(8)	—	16,261	—		137,441
VP, Strategy and Development(7)
Paul Lubetkin,	2008	220,048	—		—	37,860	—		257,908
Former VP, General Counsel and Corporate Secretary(9)	2007	81,731	—		—	18,679	20,833	(10)	121,243

(1)	The value listed in the above table represents the fair value of the options recognized as expense under FAS 123R during 2008, including unvested options granted before 2007 and those granted in 2008. Fair value is calculated as of the grant date using a Black-Scholes-Merton (“Black-Scholes”) option-pricing model. The determination of the fair value of share-based payment awards made on the date of grant is affected by our stock price as well as assumptions regarding a number of complex and subjective variables. Our assumptions in determining fair value are described in note 11 to our audited financial statements for the year ended December 31, 2008, included in our Annual Report on Form 10-K.

(2)	Mr. Novinski was paid a bonus in 2008 for performance in 2007 in accordance with the terms of his employment contract.

(3)	All other compensation for Mr. Novinski represents an allowance for the use of a personal automobile in accordance with the terms of his employment contract.

(4)	Mr. Garone was appointed Corporate Secretary effective October 24, 2008.

(5)	In accordance with the terms of his employment contract, Dr. Riley received a signing bonus, payable during 2008, when he joined the Company.

(6)	All other compensation for Mr. Riley represents payments for relocation expenses.

(7)	Mr. Hart accepted the position as Vice President, Strategy and Development effective July 28, 2008.

(8)	Mr. Hart received a signing bonus when he joined the Company.

(9)	Mr. Lubetkin served as Vice President, General Counsel and Corporate Secretary from September 4, 2007 through October 24, 2008.

(10)	All other compensation for Mr. Lubetkin represents payments for relocation expenses.

GRANTS OF PLAN-BASED AWARDS — 2008

The following table sets forth information regarding grants of plan-based awards in 2008:

All Other
Option
		Awards:	Exercise or
		Number of	Base Price of
		Securities	Option	Grant Date
		Underlying	Awards	Fair Value of
Name	Grant Date	Options(#)	($/Sh)	Option Awards

Nicholas J. Hart	7/14/2018	75,000	$2.71	$173,550

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END — 2008

The following table sets forth information as to the number and value of unexercised options held by the Executive Officers named above as of December 31, 2008. There are no outstanding stock awards with executive officers:

					Equity Incentive
			Number of		Plan Awards:
	Number of		Securities		Number of
	Shares		Underlying		Securities
	Underlying		Unexercised		Underlying
	Unexercised		Unearned		Unexercised	Option	Option
	Options (#)		Options (#)		Unearned	Exercise	Expiration
Name	Exercisable		Unexercisable		Options (#)	Price ($)	Date

Michael V.Novinski,	250,000		250,000	(1)	—	$3.19	4/6/2017
President and CEO	250,000		250,000	(2)	—	$6.38	4/6/2017
Michael R. Garone,	15,000		60,000	(3)	—	$4.03	8/29/2017
VP, Chief Financial Officer and Corporate Secretary
M. Gary I. Riley, DVM, Ph.D.	25,000		50,000	(4)	—	$4.02	11/6/2017
VP of non-Clinical Development and Applied Biology
Nicholas J. Hart,	—		75,000	(5)	—	$2.71	7/14/2018
Vice President, Strategy and Development
Paul Lubetkin,	15,000	(6)	—		—	$4.37	9/4/2017
Former VP, General Counsel and Corporate Secretary

(1)	125,000 exercisable on each 4/6/2009 and 4/6/2010, respectively

(2)	125,000 exercisable on each 4/6/2009 and 4/6/2010, respectively

(3)	15,000 exercisable on each 8/29/2009, 8/29/2010, 8/29/2011 and 8/29/2012, respectively

(4)	25,000 exercisable on each 11/6/2009 and 11/6/2010, respectively

(5)	15,000 exercisable on each 7/14/2009, 7/14/2010, 7/14/2011, 7/14/2012 and 7/14/2013, respectively

(6)	Mr. Lubetkin served as Vice President, General Counsel and Corporate Secretary from September 4, 2007 through October 24, 2008; the vested portion of his options award expired January 22, 2009 in accordance with the terms of the Plan.

OPTION EXERCISES AND STOCK VESTED — 2008

There were no stock options exercised by Executive Officers during 2008.

TRANSACTIONS WITH EXECUTIVE OFFICERS AND DIRECTORS

Employment Agreement with Michael V. Novinski, President and Chief Executive Officer

On April 6, 2007, the Company entered into an Employment Agreement with Michael V. Novinski, setting forth the terms and conditions of his employment as President and Chief Executive of the Company. The Agreement is for a term of three years, renewable annually thereafter. Under the Agreement, Mr. Novinski will receive a base salary of $550,000 per year, less applicable local, state and federal withholding taxes. Mr. Novinski was also granted options to purchase 1,000,000 shares of the Company’s Common Stock; the exercise price for 500,000 of the shares was $3.19, the fair market value of the Common Stock on the date of grant, and the exercise price for the remaining 500,000 shares is equal to two times the fair market value of the Common Stock on the date of grant. At December 31, 2008, options to purchase 500,000 shares are vested, another twenty-five percent (250,000 shares) will vest on the second, and third anniversaries of the date of grant respectively. In addition, he will be eligible for an annual cash bonus up to $550,000 (based on a full calendar year). For 2008, in view of the financial situation of the Company, the Compensation Committee, with the consent of Mr. Novinski, has agreed that no bonus will be paid to Mr. Novinski pursuant to his employment agreement with the Company in respect of the Company’s 2008 fiscal year. In light of the Company’s current business environment and strategic objectives, the Compensation Committee determined and recommended to the Board of Directors, and on May 15, 2009 the Board of Directors granted to Mr. Novinski stock options to purchase 300,000 shares Common Stock, at a purchase price equal to the market price of the Common Stock on the date of grant. Such options shall vest in three equal installments on the date of grant, on December 31, 2009 and on December 31, 2010. The Compensation Committee also recommended and the Board of Directors approved that, subject to the successful completion of a financing in 2009 where the Company raises an amount in excess of $8 million, a special one-time cash bonus of $150,000 shall be paid to Mr. Novinski.

In addition, Mr. Novinski’s Employment Agreement provides that he will be provided (a) four weeks paid vacation, a car allowance of $18,000 per year (up to $1,500 per month), and reimbursement of up to $15,000 of life insurance payments per year. If Emisphere terminates Mr. Novinski without Cause or if Mr. Novinski terminates his employment for Good Reason (each capitalized term as defined in the Employment Agreement), subject to certain conditions, Mr. Novinski will be entitled to (a) payment of salary through the termination date, (b) payment of pro-rata bonus based on the target bonus for the year of termination, (c) payment equal to nine months of salary, (d) acceleration of the next two scheduled vesting dates of the above option grants, (all options will be accelerated in the event of a Change in Control as defined in the Employment Agreement), (e) continued participation in Emisphere’s health benefit plan for up to 12 months, and (f) payment of benefits or other amounts earned, accrued, or owning under Emisphere’s plans or programs.

If Emisphere terminates Mr. Novinski’s employment due to Death or Long-Term Disability (each capitalized term as defined in the Employment Agreement), subject to certain conditions, Mr. Novinski will be entitled to (a) payment of salary through the termination date, (b) payment of pro-rata bonus based on the target bonus for the year of termination, (c) acceleration of the scheduled vesting dates of the above option grants, (d) continued participation in Emisphere’s health benefit plan for up to 12 months, and (e) payment of benefits or other amounts earned, accrued or owning under Emisphere’s plans or programs.

Agreement with M. Gary I. Riley, Vice President on Non-Clinical Development and Applied Biology

The Company has an agreement with M. Gary I. Riley by which in the event that there is a Change in Control during executive’s first twenty four months (two years) of employment at Emisphere resulting in termination of employment during that twenty four month period, a severance amount, equivalent to one year’s base salary (excluding bonus and relocation assistance) will be provided to the executive. In the event there is a Change in Control after executive’s first twenty four months of employment, a severance amount, equivalent to six month’s base salary will be provided to him.

In addition, in the event that there is a Change in Control during his employment at Emisphere resulting in termination of employment, subject to approval by the Board of Directors, he shall receive, in addition to the options already vested, immediate vesting of all remaining options as set forth in the Plan.

Agreement with Nicholas J. Hart, Vice President, Strategy and Development

The Company has an agreement with Nicholas J. Hart by which in the event that there is a Change in Control during executive’s term of employment at Emisphere resulting in termination of employment, a severance amount, equivalent to six month’s base salary (excluding bonus) will be provided to the executive.

In addition, in the event that there is a Change in Control during his employment at Emisphere resulting in termination of employment, subject to approval by the Board of Directors, he shall receive, in addition to the options already vested, immediate vesting of all remaining options as set forth in the Plan.

Employment Agreement with Michael M. Goldberg, former President and Chief Executive Officer

In April 2005, the Company entered into an amended and restated employment agreement with its then Chief Executive Officer, Dr. Michael M. Goldberg, for services through July 31, 2007. On January 16, 2007, the Board of Directors terminated Dr. Goldberg’s services. On April 26, 2007, the Board of Directors held a special hearing at which it determined that Dr. Goldberg’s termination was for cause. On March 22, 2007, Dr. Goldberg, through his counsel, filed a demand for arbitration asserting that his termination was without cause and seeking $1,048,000 plus attorney’s fees, interest, arbitration costs and other relief alleged to be owed to him in connection with his employment agreement with the Company.

Dr. Goldberg’s employment agreement provides, among other things, that in the event he is terminated without cause, Dr. Goldberg would be paid his base salary plus bonus, if any, monthly for a severance period of eighteen months or, in the event of a change of control, twenty-four months, and he would also be entitled to continued health and life insurance coverage during the severance period and all unvested stock options and restricted stock awards would immediately vest in full upon such termination. Dr. Goldberg’s employment agreement provided that in the event he is terminated with cause, he will receive no additional compensation.

During the year ended December 31, 2007, the Company accrued costs to settle this matter. No settlement has been reached and the dispute continues. In February 2008, the Company received $0.5 million as a result of a cancellation of a split dollar life insurance policy on Dr. Goldberg. Dr. Goldberg claimed approximately $0.2 million was due him as a return of policy premium. In June 2008, Dr. Goldberg commenced a separate lawsuit in the New York State Supreme Court (New York County) claiming that the Company breached his employment agreement by not remitting to Dr. Goldberg that portion of the cash value of the life insurance policy. On January 29, 2009, after transfer from the New York State Supreme Court (New York County) to an independent arbitrator, the Company received a finding from such arbitrator awarding a partial summary judgment to Dr. Goldberg for compensatory damages in an amount equal to $240,101. The company paid Dr. Goldberg such amount on February 5, 2009. All remaining claims were deferred by the Arbitrator pending further proceedings between the parties. The Company believes the remaining claims are without merit and will vigorously defend itself against Dr. Goldberg’s claims.

Agreements with other former Officers

The Company had an agreement with Steven M. Dinh, formerly VP of Research Technology and Development, by which in the event that there is a “Change in Control” resulting in his termination, or a material lessening in job responsibilities and he elects to terminate his employment within 6 months after such change, he shall receive, in addition to the options already vested, (a) a lump sum amount equal to his annual base salary at the time his employment ends, less applicable taxes and deductions; (b) immediate vesting of all remaining options as stipulated by the Plan; and (c) other benefits earned by him in accordance with Emisphere’s standard policies (i.e. accrued vacation). In addition, if Mr. Dinh is terminated for any reason other than cause, he will receive a lump sum amount equal to his annual base salary at the time his employment ends, less applicable taxes and deductions. Mr. Dinh was terminated on August 31, 2007. Pursuant to an Agreement and General Release, Mr. Dinh received severance pay of $10,397 from September 3, 2007 through February 28, 2008, less lawful deductions, a portion of medical insurance premiums paid by Emisphere at same levels he had prior to separation, and certain outplacement services. In addition, the vesting of certain options granted to Mr. Dinh was accelerated to be fully vested on August 31, 2007 and such options will remain exercisable for the term of such grants.

The Company terminated Shepard Goldberg, Senior Vice President of Operations as of June 8, 2007. Pursuant to an Agreement and General Release, Mr. Goldberg received severance pay of $10,496 bi-weekly from June 11, 2007-December 31, 2007, less lawful deductions, a portion of medical insurance premiums paid by Emisphere at same levels he had prior to separation, and certain outplacement services. In addition, the vesting of certain options granted to Mr. Goldberg was accelerated to be fully vested on June 8, 2007 and such options will remain exercisable through March 30, 2008.

The Company terminated Lewis H. Bender, Chief Technology Officer, as of December 7, 2007. Pursuant to an Agreement and General Release, Mr. Bender received severance pay of $13,677 bi-weekly from December 10, 2007-June 6, 2008, less lawful deductions, a portion of medical insurance premiums paid by Emisphere at same levels he had prior to separation, and certain outplacement services. In addition, all of Mr. Bender’s option agreements will continue in full force and effect in accordance with their original terms.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules of the Securities and Exchange Commission (the “SEC”) require our directors, Executive Officers and persons who own more than 10% of Common Stock to file reports of their ownership and changes in ownership of Common Stock with the SEC. Our employees sometimes prepare these reports on the basis of information obtained from each director and Executive Officer. Based on written representations of the Company’s directors and Executive Officers and on confirmation that no Form 5 was required to be filed, we believe that all reports required by Section 16(a) of the Exchange Act to be filed by its directors, Executive Officers and greater than ten (10%) percent owners during the last fiscal year were filed on time, with the exception of a Form 3 filing made on behalf of Kenneth Moch on May 19, 2009.

RELATED PARTY TRANSACTION APPROVAL POLICY

In February 2007, our Board of Directors adopted a written related party transaction approval policy, which sets forth our Company’s polices and procedures for the review, approval or ratification of any transaction required to be reported in our filings with the Securities and Exchange Commission. The Company’s policy with regard to related party transactions is that all material transactions non-compensation related are to be reviewed by the Audit Committee for any possible conflicts of interest. The Compensation Committee will review all material transactions that are related to compensation. All related party transactions approved by either the Audit Committee or Compensation Committee shall be disclosed to the Board of Directors at the next meeting.

PROPOSAL 1:

ELECTION OF DIRECTORS
(Item #1 on the Proxy Card)

Our Board of Directors is currently comprised of six (6) members and is divided into three classes with staggered terms so that the term of one class expires at each annual meeting of stockholders.

Each of our Class I directors whose term is expiring at the Annual Meeting has been nominated by the Board of Directors for election at the Annual Meeting for a term expiring at the third succeeding annual meeting of stockholders after his election and until his successor is duly elected and qualified. At the recommendation of our Governance and Nominating Committee, Franklin M. Berger and John D. Harkey, Jr. have been nominated for election.

The proxies given pursuant to this solicitation will be voted, unless authority is withheld, in favor of the Director Nominees. The Director Nominees have consented to be named and, if elected, to serve. In the event that a Director Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies may be voted in the discretion of the persons acting pursuant to the proxy for the election of other nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Voting

The Director Nominee receiving a plurality of the votes cast at the Annual Meeting will be elected as a director.

The Board of Directors deems the election of Franklin M. Berger and John D. Harkey, Jr. as directors for a term expiring at the third succeeding annual meeting of stockholders after their election (Class I Director) to be in the best interest of Emisphere and its stockholders and recommends a vote “FOR” his election.

Information Concerning Director Nominee, Continuing Directors and Executive Officers

Information regarding the Director Nominee, those directors serving unexpired terms, and our current Executive Officers, all of who are currently serving open-ended terms, including their respective ages, the year in which each first joined the Company and their principal occupations or employment during the past five years, is provided below:

		Year
		Joined
Name	Age	Emisphere	Position with the Company

Michael V. Novinski	52	2007	President and Chief Executive Officer, Class III Director
Michael R. Garone	50	2007	Vice President, Chief Financial Officer and Corporate Secretary
M. Gary I. Riley, DVM, Ph.D.	66	2007	Vice President of Non-Clinical Development and Applied Biology
Franklin M. Berger, C.F.A.	59	2009	Class I Director
John D. Harkey, Jr.	48	2006	Class I Director
Kenneth I. Moch	54	2008	Class II Director
Mark H. Rachesky, M.D.	50	2005	Class III Director
Michael Weiser, M.D.	46	2005	Class III Director

Michael V. Novinski joined Emisphere in 2007 as President and Chief Executive Officer. Mr. Novinski has been a Director of the Company since 2008. Immediately before joining the Company, Mr. Novinski was President and a member of the Board of Directors of Organon USA Inc., a business unit of Organon BioSciences Inc. Mr. Novinski served as Organon’s Director of Marketing beginning in 1992 and held several senior executive positions within Organon BioSciences prior to becoming President of Organon USA in 2003. Mr. Novinski earned a Bachelor’s degree with a major in Biology from Washington and Jefferson College in Washington, PA. He also studied under fellowship at the University of Pittsburgh Medical School, Department of Microbiology.

Michael R. Garone joined Emisphere in 2007 as Vice President and Chief Financial Officer. Mr. Garone has also served as the Company’s Corporate Secretary since October 2008. Mr. Garone previously served as Interim Chief Executive Officer and Chief Financial Officer of Astralis, Ltd. (OTC BB: ASTR.OB) Mr. Garone spent 20 years at AT&T (NYSE: T), where he held several positions, including Chief Financial Officer of AT&T Alascom. Mr. Garone received a MBA from Columbia University and a BA in Mathematics from Colgate University, Hamilton, NY.

M. Gary I. Riley DVM, Ph.D. joined Emisphere in November 2007 as Vice-President of Nonclinical Development and Applied Biology. He was previously Vice President of Toxicology and Applied Biology at Alkermes, Inc., Cambridge, MA, where he spent 14 years working in the field of specialized drug delivery systems. He holds board certifications in veterinary pathology and toxicology. He was previously employed as Director of Pathobiology at Lederle Laboratories and earlier in his career held positions as a veterinary pathologist in academia and industry.

Franklin M. Berger, C.F.A. has served as a director of the Company since May 2009. Mr. Berger is a biotechnology industry consultant with over 25 years of experience in capital markets and financial analysis. He served most recently as Senior Investment Manager at Sectoral Asset Management from May 2007 through June 2008. Previously, he was Senior Managing Director, Equity Research and Senior Biotechnology Analyst at J.P. Morgan Securities, Inc. from May 1998 to March 2003. In this position, he initiated team coverage of 26 biotechnology companies and was responsible for technical, scientific and clinical due diligence as well as company selection. Previously, Mr. Berger served in similar capacities at Salomon Smith Barney and Josephthal & Co. Mr. Berger holds an M.B.A. from the Harvard Graduate School of Business Administration and an M.A. in International Economics and a B.A. in International Relations both from Johns Hopkins University. Mr. Berger also serves on the Board of Director of Seattle Genetics, Inc. (NASDAQ: SGEN), VaxGen, Inc. (OTCBB: VXGN), Isotechnika, Inc. (ISTKF) and Thallion Pharmaceuticals, Inc..

John D. Harkey, Jr. has been a Director of the Company since 2006. Mr. Harkey is Chairman and Chief Executive Officer of Consolidated Restaurant Companies, Inc., which owns, operates and franchises full-service restaurants in the U.S., the Middle East and the United Kingdom. Mr. Harkey obtained a B.B.A. from the Business Honors Program at the University of Texas at Austin. He earned an M.B.A from Stanford University School of Business and a J.D. from the University of Texas School of Law. Mr. Harkey also serves on the Board of Directors of Leap Wireless International, Inc. (NASDAQ:LEAP), Energy Transfer companies (NYSE:ETE and ETP), Loral Space & Communications, Inc. (NASDAQ:LORL) and the Baylor Health Care System Foundation. Mr. Harkey also serves on the Executive Board of Circle Ten Council of the Boy Scouts of America and is a member of the Young President’s Organization

Kenneth I. Moch has served as a Director of the Company since December 2008. Mr. Moch is the President & CEO of BioMedical Enterprises, Inc., a medical device company which markets orthopaedic memory metal implants. He is also is the Founder and President of Euclidean Life Science Advisors, which provides strategic advisory services to life sciences companies. He is a former Managing Director, Healthcare Investment Banking, of ThinkEquity Partners, an investment bank focusing on high-growth companies, and former Chairman, President and Chief Executive Officer of Alteon, a biotech company specializing in small molecule therapeutics for cardiovascular aging and diabetic complications. He previously served as President and Chief Executive Officer of Biocyte Corporation, the cellular therapy company that pioneered the collection and commercial application of cord blood stem cells in transplantation and cellular therapy. Mr. Moch holds a degree in biochemistry from Princeton University and received his MBA from the Stanford Graduate School of Business. Mr. Moch also serves on the Board of Directors of M2Gen, a joint venture between Merck & Company and the Moffitt Cancer Center, and Virgin Health Bank QSTP.

Mark H. Rachesky, M.D. has been a Director of the Company since 2005. Dr. Rachesky is the co-founder and President of MHR Fund Management LLC and affiliates, investment managers of various private investment funds that invest in inefficient market sectors, including special situation equities and distressed investments. From 1990 through June 1996, Dr. Rachesky was employed by Carl C. Icahn, initially as a senior investment officer and for the last three years as sole Managing Director of Icahn Holding Corporation, and acting chief investment advisor. Dr. Rachesky is a graduate of Stanford University School of Medicine and Stanford University School of Business. Dr. Rachesky graduated from the University of Pennsylvania with a major in Molecular Aspects of Cancer. Dr. Rachesky is currently the Non-Executive Chairman of the Board of Loral Space & Communications, Inc. (NASDAQ:LORL), Telesat Canada and Leap Wireless International, Inc. (NASDAQ: LEAP) and is a member of the Board of Directors of Nations Health, Inc. (NASDAQ: NHRX).

Michael Weiser, M.D., Ph.D. has been a Director of the Company since 2005. Dr. Weiser is the founder and co-chairman at Actin Biomed, a healthcare investment firm. Before joining Actin, Dr. Weiser was the

Director of Research of Paramount BioCapital, Inc. Dr. Weiser completed his Ph.D. in Molecular Neurobiology at Cornell University Medical College and received his M.D. from New York University School of Medicine, where he also completed a Postdoctoral Fellowship in the Department of Physiology and Neuroscience. Dr. Weiser serves on the boards of Manhattan Pharmaceuticals, Inc. (OTCBB: MHA), Hana Biosciences, Inc. (AMEX: HNAB), Chelsea Therapeutics International Ltd. (NASDAQ: CHTP), Ziopharm Oncology, Inc. (NASDAQ: ZIOP), VioQuest Pharmaceuticals, Inc. (OTCBB: VQPH) and several privately-held biotechnology companies.

PROPOSALS OF STOCKHOLDERS FOR 2010 ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at our annual stockholder meetings. To be considered for inclusion in next year’s proxy statement, stockholder proposals must be received by us at our principal executive office no later than January 29, 2010.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph), but is instead sought to be presented directly at next year’s annual stockholder meeting (the “2010 Annual Meeting”), the stockholder must also give Emisphere written notice of the proposal. Our By-Laws provide that in order to be timely, a stockholders’ notice must be received by Emisphere at the principal executive offices not less than 30 days or more than 60 days prior to the meeting.

Notice of intention to present proposals at the 2010 Annual Meeting should be addressed to: Corporate Secretary, Emisphere Technologies, Inc., 240 Cedar Knolls Road, Suite 200, Cedar Knolls, NJ 07927.

OTHER BUSINESS

The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in their discretion.

The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you intend to attend the meeting, please vote your shares by internet, by phone, or by signing the proxy and returning it in the enclosed envelope.

By order of the Board of Directors

Michael R. Garone
Secretary

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy ATTN: INVESTOR RELATIONS card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic 240 CEDAR KNOLLS ROAD voting instruction form.
SUITE 200 CEDAR KNOLLS, NJ 07927 VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign, and date your proxy card and return it in the Postage-paid envelope we have provided. The Internet and Telephone voting facilities will close at 11:59 PM Eastern Time on Tuesday, June 23, 2009. IF YOU HAVE VOTED OVER THE INTERNET OR BY TELEPHONE, THERE IS NO NEED FOR YOU TO MAIL BACK YOUR PROXY. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M14779-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY EMISPHERE TECHNOLOGIES, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE ITEMS LISTED BELOW 0 0 0 1. Election of Directors Nominees: 01) Mr. Franklin M. Berger 02) Mr. John D. Harkey, Jr. Vote on Proposal 2. The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign below, exactly as name or names appear(s) on this proxy. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, give full title. If more than one trustee, all should sign. Please indicate if you plan to attend this meeting. 0 0 Yes No Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement/Annual Report Combo is available at www.proxyvote.com. 240 CEDAR KNOLLS ROAD SUITE 200 CEDAR KNOLLS, NJ 07927 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Emisphere Technologies, Inc., a Delaware corporation (“Emisphere”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders (“Annual Meeting”) and Proxy Statement with respect to the Annual Meeting to be held at the Park Avenue Club, 184 Park Avenue, Florham Park, New Jersey on Wednesday, June 24, 2009 promptly at 10:00 AM Eastern Time, and hereby appoints Mike Garone as proxy with power of substitution and revocation, and with all powers that the undersigned would possess if personally present, to vote the Emisphere Common Stock of the undersigned at such meeting, and at any postponements or adjournments of such meeting, as set forth below, and in his discretion, upon any other business that may properly come before the meeting (and any such postponements or adjournments). THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR PROPOSAL 1, AND BY THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, AND AT ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE, OR VOTE THROUGH THE INTERNET OR THE TELEPHONE. IMPORTANT – TO BE SIGNED AND DATED ON REVERSE SIDE